UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2010 (July 13, 2010)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12387 (Commission File Number)	76-0515284 (IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 13, 2010, Tenneco Inc. (the “Company”) appointed Hari N. Nair to the newly created position of Chief Operating Officer of the Company, effective immediately. Mr. Nair, 50, has served as the Executive Vice President and President — International of the Company since March 2007 and has served as a director of the Company since March 2009. Previously, Mr. Nair served as Executive Vice President and Managing Director of the Company’s business in Europe, South America and India. Before that, he was Senior Vice President and Managing Director — International of the Company. Before December 2000, Mr. Nair was the Vice President and Managing Director — Emerging Markets of the Company. Previously, Mr. Nair was the Managing Director for Tenneco Automotive Asia, based in Singapore, and responsible for all operations and development projects in Asia. He began his career with Tenneco in 1987, holding various positions in strategic planning, marketing, business development, quality control and finance. Before joining Tenneco, Mr. Nair was a senior financial analyst at General Motors Corporation focusing on European operations.
A copy of the press release, dated July 15, 2010, announcing Mr. Nair’s appointment as Chief Operating Officer of the Company and certain other management changes is attached as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 15, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: July 15, 2010	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary